Exhibit 99.1

PURE Bioscience Reports Fiscal 2023

Financial Results

Update on Business and PURE’s SDC-Based Antimicrobial Food Safety Solutions

El CAJON, CA (October 30, 2023) – PURE Bioscience, Inc. (OTCQB: PURE) (“PURE,” the “Company” or “we”), creator of the patented non-toxic silver dihydrogen citrate (SDC) antimicrobial, today reported financial results for the fiscal year ended July 31, 2023.

Summary of Results – Year-End Operations

●	Net product sales were $1,871,000 and $1,813,000 for the fiscal year ended July 31, 2023 and 2022, respectively. The increase of $58,000 was attributable to increased sales across our end-user network servicing the food processing industry.
●	Net loss for the fiscal year ended July 31, 2023 was ($4.0 million), compared to ($3.5 million) for the fiscal year ended July 31, 2022.
●	Net loss, excluding share-based compensation, for the fiscal year ended July 31, 2023 was ($3.6 million), compared to ($2.9 million) for the fiscal year ended July 31, 2022.
●	Net loss per share was ($0.04) for the fiscal year ended July 31, 2023 and 2022.
●	Net cash used in operations for the fiscal year ended July 31, 2023 was ($3.3 million), compared to ($2.5 million) for the fiscal year ended July 31, 2022.

Business Update

Customer acceptance of our revolutionary SDC solutions in the food processing industry has increased dramatically over the last year, due in part to following reasons:

●	Customer Innovation - Our customer-first focus has led to exciting new applications for PURE Hard Surface (PHS). Our technical service team, working in tandem with our customers, has developed a new application technology to treat produce field harvest equipment. This mitigating sanitation step was developed in response to new FDA field testing protocols for the leafy green industry. In addition, our technical team has developed a new program to sanitize produce field harvest bins. Our new automated bin solution has the potential to treat thousands of bins per day. We view the bin solution as a game changer for the produce industry as our chemistry replaces the current use of plastic liners. Not only is our chemistry cheaper than plastic liners, it’s more environmentally sustainable. The current plastic liner solution has resulted in hundreds of thousands of pounds of plastic either recycled or taken to the landfill annually.

●	In the past year PURE has been focusing on the expansion of our SDC solutions for the food industry. Many of our solutions have been adopted by our current customers and new customers alike, as the industry is seeking new solutions for a safe food supply. Our engineers and sales team continue to develop and expand our comprehensive cleaning programs, using SDC formulated cleaners and disinfectants. When combined with our innovative application technologies, our customers experience repeatable cleaning processes resulting in decreased downtime and water usage.

●	Professional Conferences and Trade Show Attendance – Over the course of the last fiscal year PURE has attended numerous conferences and trade shows. In July 2023, we attended the International Association for Food Protection (IAFP) conference in Toronto, Canada where we introduced our “PURE GENIUS” food safety solution. The initial response to PURE GENIUS has been very favorable and the program shows great promise as our technology has now been implemented into numerous food processing facilities and is currently under evaluation at various locations throughout North America. In addition to the IAFP, our team has led research symposiums at trade shows and universities focused on PURE’s user-friendly product options for plant sanitation and environmental controls. Our attendance at conferences and trade shows has increased the Company’s brand awareness across the food processing industry.

●	Marketing Materials – Our team is working closely with contracted professionals to modify our website to be utilized as a sales tool. In addition, our team has developed targeted marketing materials specific to use-case solutions of SDC. Technical bulletins and sell sheets have been created outlining the benefits of using SDC in the food service, food processing, healthcare, and personal care industries. Furthermore, we have been increasing our presence on LinkedIn, YouTube, and other social media platforms. For more information on PUREs solutions, please visit www.purebio.com/solutions/

Robert Bartlett, Chief Executive Officer and President, said, “Our customer driven focus is beginning to pay off. Q4 revenue increased both versus the prior year, as well as our previous quarter. Pure’s overall ending revenue for fiscal year 2023 showed a slight increase over fiscal year 2022, and while not substantial on its own, it is important to note that Q4 revenue 2023 vs. Q4 revenue 2022 experienced a 49% increase. A quarter does not make a year, but I see this increase as a turning point and confirmation of our team’s implementation of ‘new customer driven programs.’ These programs were initiated during the Q3 and Q4 of fiscal year 2023. With that said, the Team’s focus and continuation of these programs is paramount to our future success,” concluded Bartlett.

All-remote Work Environment

Since 2019, when PURE closed its El Cajon offices / warehouse facility, the Company moved almost entirely to a work-from-home model with a few people working at the underutilized corporate office / warehouse location in Rancho Cucamonga. Over the course of FYQ4, PURE has relocated all remaining assets held at the Rancho Cucamonga location to new third-partly facilities throughout the United States. This decision was made, in part, to better service our customers by reducing lead times and costs associated with logistics and for the following key points:

●	Reduced Operating Costs - Eliminating costs associated with leasing commercial space, including triple net, electricity, insurance, and security costs.

●	Focus on Sustainability - Evaluating sustainability through the environmental, social and corporate governance initiatives, an all-remote model, which reduces PURE’s overall carbon footprint, further plays into its corporate responsibility and business model.

●	Increased Hiring Options - A remote workforce allows PURE the ability to hire from a much larger pool of talented candidates as it grows, benefiting our customers and increasing shareholder value. Strategically hiring in geographic locations ensures PURE can better support its customers’ unique needs across the country.

●	Increased Employee Productivity and Job Satisfaction - PURE has benefited from increased employee productivity and efficiency, meanwhile allowing employees more time to spend with their families and invest in their community. PURE believes the benefits of an all-remote job for its employees are not just eliminating the commute, but also gives our employees a sense of work-life balance, helping prevent employee burnout and increasing job satisfaction.

“When the pandemic forced people to stay at home, our remote workforce was already prepared to manage our customers’ needs without having to scramble to develop remote workflows. Our success during this demanding time led us to evaluate the benefits of a virtual workplace as a long-term model. We believe having employees working all-remote directly supports our vision as we design the future of PURE. We will continue to evaluate and align the needs of our business and evolve with our workforce to better serve our customer needs,” said Jeff Kitchell, VP of Operations and Corporate Secretary.

About PURE Bioscience, Inc.

PURE is focused on developing and commercializing our proprietary antimicrobial products primarily in the food safety arena. We provide solutions to combat the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented, stabilized ionic silver, and our initial products contain silver dihydrogen citrate, better known as SDC. This is a broad-spectrum, non-toxic antimicrobial agent, and formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity and mitigation of bacterial resistance. PURE’s mailing address located in El Cajon, California (San Diego County area) serves as its official address for all business requirements. Additional information on PURE is available at www.purebio.com.

Forward-looking Statements: Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements in this press release, including quotes from management, concerning the Company’s expectations, plans, business outlook, future performance, future potential revenues, expected results of the Company’s marketing efforts, the execution of contracts under negotiation and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; acceptance of the Company’s current and future products and services in the marketplace, including the Company’s ability to convert successful evaluations and tests for PURE Control and PURE Hard Surface into customer orders and customers continuing to place product orders as expected and to expand their use of the Company’s products; the Company’s ability to maintain relationships with its partners and other counterparties; the Company’s ability to generate sufficient revenues and reduce its operating expenses in order to reach profitability; the Company’s ability to raise the funding required to support its continued operations and the implementation of its business plan; the ability of the Company to develop effective new products and receive required regulatory approvals for such products, including the required data and regulatory approvals required to use its SDC-based technology as a direct food contact processing aid in raw meat processing and to expand its use in OLR poultry processing; competitive factors, including customer acceptance of the Company’s SDC-based products that are typically more expensive than existing treatment chemicals; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (the SEC), including its Form 10-K for the fiscal year ended July 31, 2023. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Mark Elliott, VP Finance

PURE Bioscience, Inc.

Phone: 619-596-8600 ext.: 116

PURE Bioscience, Inc.

Consolidated Balance Sheets

	July 31, 2023	July 31, 2022
Assets
Current assets
Cash and cash equivalents	$1,095,000	$3,391,000
Accounts receivable	285,000	201,000
Inventories, net	88,000	179,000
Restricted cash	75,000	75,000
Prepaid expenses	61,000	18,000
Total current assets	1,604,000	3,864,000
Property, plant and equipment, net	221,000	620,000
Total assets	$1,825,000	$4,484,000
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$422,000	$488,000
Accrued liabilities	110,000	87,000
Total current liabilities	532,000	575,000
Long-term liabilities
Note payable to related parties	1,021,000	—
Total long-term liabilities	1,021,000	—
Total liabilities	1,553,000	575,000
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value: 150,000,000 shares authorized, 111,856,473 shares issued and outstanding at July 31, 2023, and 111,356,473 shares issued and outstanding at July 31, 2022	1,119,000	1,114,000
Additional paid-in capital	132,398,000	132,079,000
Accumulated deficit	(133,245,000)	(129,284,000)
Total stockholders’ equity	272,000	3,909,000
Total liabilities and stockholders’ equity	$1,825,000	$4,484,000

PURE Bioscience, Inc.

Consolidated Statements of Operations

	Year ended
	July 31,
	2023	2022
Net product sales	$1,871,000	$1,813,000
Royalty revenue	6,000	40,000
Total revenue	1,877,000	1,853,000
Cost of goods sold	906,000	853,000
Gross Profit	971,000	1,000,000
Operating costs and expenses
Selling, general and administrative	4,302,000	4,051,000
Research and development	297,000	319,000
Impairment of fixed assets	315,000	55,000
Impairment of intangibles	—	299,000
Total operating costs and expenses	4,914,000	4,724,000
Loss from operations	(3,943,000)	(3,724,000)
Other income (expense)
Interest expense, net	(14,000)	(6,000)
Other income (expense), net	(4,000)	—
Gain on extinguishment of indebtedness, net	—	239,000
Total other income (expense)	(18,000)	233,000
Net loss	$(3,961,000)	$(3,491,000)
Basic and diluted net loss per share	$(0.04)	$(0.04)
Shares used in computing basic and diluted net loss per share	111,404,418	88,835,424

PURE Bioscience, Inc.

Consolidated Statements of Stockholders’ Equity

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance July 31, 2021	87,223,141	$873,000	$128,253,000	$(125,793,000)	$3,333,000
Issuance of common stock in private placements to related parties, net	23,333,332	233,000	3,267,000		3,500,000
Share-based compensation expense - stock options	—	—	465,000	—	465,000
Share-based compensation expense - restricted stock units	—	—	102,000	—	102,000
Issuance of common stock for vested restricted stock units	800,000	8,000	(8,000)	—	—
Net loss	—	—	—	(3,491,000)	(3,491,000)
Balance July 31, 2022	111,356,473	$1,114,000	$132,079,000	$(129,284,000)	$3,909,000
Share-based compensation expense - stock options	—	—	262,000	—	262,000
Share-based compensation expense - restricted stock units	—	—	62,000	—	62,000
Issuance of common stock for vested restricted stock units	500,000	5,000	(5,000)	—	—
Net loss	—	—	—	(3,961,000)	(3,961,000)
Balance July 31, 2023	111,856,473	$1,119,000	$132,398,000	$(133,245,000)	$272,000

PURE Bioscience, Inc.

Consolidated Statements of Cash Flows

	Year Ended
	July 31,
	2023	2022
Operating activities
Net loss	$(3,961,000)	$(3,491,000)
Adjustments to reconcile loss to net cash used in operating activities:
Share-based compensation	324,000	567,000
Impairment of fixed assets	315,000	55,000
Depreciation and amortization	117,000	213,000
Reserve for inventory obsolescence	34,000	75,000
Impairment of intangibles	—	299,000
Gain on extinguishment of indebtedness	—	(239,000)
Changes in operating assets and liabilities:
Accounts receivable	(84,000)	167,000
Inventories	57,000	78,000
Prepaid expenses	(43,000)	14,000
Accounts payable and accrued liabilities	(43,000)	(156,000)
Interest on note payable	6,000	—
Net cash used in operating activities	(3,278,000)	(2,418,000)
Investing activities
Purchases of property, plant and equipment	(33,000)	(81,000)
Net cash used in investing activities	(33,000)	(81,000)
Financing activities
Net proceeds from note payable to related parties	1,015,000	—
Net proceeds from the sale of common stock	—	3,500,000
Net cash provided by financing activities	1,015,000	3,500,000
Net (decrease) and increase in cash, cash equivalents, and restricted cash	(2,296,000)	1,001,000
Cash, cash equivalents, and restricted cash at beginning of year	3,466,000	2,465,000
Cash, cash equivalents, and restricted cash at end of year	$1,170,000	$3,466,000

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$1,095,000	$3,391,000
Restricted cash	75,000	75,000
Total cash, cash equivalents and restricted cash	$1,170,000	$3,466,000

Supplemental disclosure of cash flow information
Cash paid for taxes	$5,000	$2,000